Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS OF

TELEDYNE BOLT, INC.,

A CONNECTICUT CORPORATION

ARTICLE I: IDENTIFICATION

Section 1. Name. The name of the Corporation is Teledyne Bolt, Inc.

Section 2. Offices. The registered office of the Corporation shall initially be located in East Hartford, Connecticut. The Corporation may also have other offices at such other places, either within or without the State of Connecticut, as the Board of Directors may determine or as the activities of the Corporation may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Connecticut, as may be fixed by the Board of Directors, the chairman of the board, if any, or the president of the Corporation and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors. A description of the purposes for which the meeting is called need not be included in the notice of the meeting, unless otherwise required by the Certificate of Incorporation or by law.

Section 3. Special Meetings. Special meetings of the shareholders shall be held (a) on call of the Board of Directors, the chairman of the board, if any, or the president of the Corporation, or (b) if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings may be held within or without the State of Connecticut at the place stated in the notice of meeting or in a duly executed waiver of notice thereof, and only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 4. Notice Of Meetings. Written notice of each meeting of shareholders, stating the place, date and time of the meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days prior to each meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, confirmed facsimile transmission or other electronic means, or by mail or private carrier. Written notice is effective (a) upon deposit in the United States mail, as evidenced by the postmark, if mailed and correctly addressed to the shareholder's address as shown in the Corporation's current record of shareholders, or (b) when transmitted by facsimile or other electronic means, if transmitted to the shareholder in the manner authorized by the shareholder for purposes of electronic or facsimile transmissions, as the case may be, or (c) when received if sent by private carrier.

Section 5. Waiver Of Notice. Notice of any shareholders meeting may be waived in writing by any shareholder, either before or after the time stated therein. The waiver must be signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (a) waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may by resolution fix a record date which shall be a date not earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) days immediately preceding the date on which the particular event requiring such determination of shareholders is to occur. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or of shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 7. Voting List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, where applicable, and show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to Section 33-946(c) of the Connecticut Business Corporation Act, to copy the list during regular business hours at such shareholder’s expense. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 8. Quorum, Voting. Each shareholder shall have one vote per share on each matter voted on at a shareholders meeting, which vote may be cast by the shareholder in person or by proxy. At any meeting of the shareholders, unless otherwise required by law or the Certificate of Incorporation, the presence of a majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter. When a quorum exists, action on the matter, other than an election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Certificate of Incorporation. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A photographic or similar reproduction of an appointment, or a telegram, cablegram, facsimile transmission, wireless or similar transmission of an appointment received by such person shall be sufficient to effect such appointment. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 10. Action Without A Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken or to be taken, shall be signed by all of the shareholders who would have been entitled to vote upon the action at a meeting, or by their duly authorized attorneys, and such written consent or consents are filed with the records of the meetings of the shareholders. Such consent or consents shall have the same force and effect as a vote of shareholders at a meeting duly held.

ARTICLE III: BOARD OF DIRECTORS

Section 1. Authority of Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by or under the direction of, its Board of Directors, subject to any limitation now or hereafter set forth in the Certificate of Incorporation of the Corporation.

Section 2. Number. The number of directors who will constitute the entire Board of Directors shall be not less three (3). The number of directorships at any time shall be that number within such minimum and maximum as are in office from time to time.

Section 3. Election. Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of shareholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal. At each annual meeting of shareholders, directors shall be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and shall have qualified or until their earlier resignation or removal.

Section 4. Regular Meetings. A regular annual meeting of the Board of Directors for the election of officers shall be held at a place, date and time to be fixed by the Board of Directors, the chairman, if any, or the president of the Corporation. Regular meetings of the Board of Directors may be held with or without written notice of the date, time, place or purpose of the meeting.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by any director, the chairman, if any, or the president of the Corporation on at least two days’ notice to each director, given either by mail or private carrier or by telegraph, facsimile transmission or other form of wireless communication or orally, in person or by telephone. Except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws, notice of a special meeting need not include a description of the purpose or purposes of the meeting.

Section 6. Waiver of Notice. A director may waive any notice required by law, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as hereinafter provided, any such waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 7. Participation by Conference Telephone or other Means. The Board of Directors may permit any or all directors to participate at a meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at such meeting.

Section 8. Quorum; Act of the Board. A majority of the number of directors then in office shall constitute a quorum at any meeting of the Board of Directors, but if less than a quorum of directors is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors, unless a greater number is specifically required by these Bylaws, by the Certificate of Incorporation or by law. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) such director objects at the beginning of the meeting, or promptly upon such director’s arrival, to holding the meeting or transacting business at the meeting; (b) such director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) such director delivers written notice of such director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 9. Consent in Writing Without Meeting. Unless the Certificate of Incorporation or these By-Laws provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 9 is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent or consents have the effect of a meeting vote.

Section 10. Vacancies. Unless the Certificate of Incorporation provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors: (1) the shareholders may fill the vacancy; (2) the Board of Directors may fill the vacancy; or (3) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 11. Resignation and Removal. Any director may resign or be removed at any time. A director who intends to resign shall deliver written notice thereof to the Board of Directors, the chairman of the board, if any, the president, or the Corporation. Such resignation shall become effective immediately unless it specifies a later effective date. Removal of one or more directors, with or without cause, may be effected by the shareholders only at a meeting called for the purpose of considering such removal and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 12. Committees of the Board. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of its members shall be approved by a majority of all the directors in office when the action is taken. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation as shall be provided in these Bylaws or in the resolution of the Board of Directors constituting the committee or otherwise dealing with the scope of its powers. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. The provisions of Sections 4 to 9, inclusive, of Article III of these Bylaws relating to meetings, notice and waiver of notice, quorum and voting requirements, and action without meetings of the Board of Directors apply to committees and their members as well. Notwithstanding the foregoing, a committee shall not be empowered to take any action prohibited by law, including without limitation, (a) authorizing distributions; (b) approving or proposing to shareholders action which by law requires the approval of shareholders; (c) filling vacancies on the Board of Directors or any committee; (d) amending the Certificate of Incorporation; (e) adopting, amending or repealing these Bylaws; or (f) authorizing or approving the issuance or sale or contract for the sale of shares.

ARTICLE IV: OFFICERS

Section 1. Election. The officers of the Corporation shall include a president and a secretary, and when deemed necessary by the Board of Directors, a chairman, one or more vice presidents, a treasurer and such other officers and assistant officers as may be elected. Any two or more offices may be held by the same person.

Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have other such duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

Section 4. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or in the event of the inability of or refusal to act by the Chairman of the Board and the Vice Chairman of the Board, or if the Board of Directors has not designated a Chairman or Vice Chairman, the President shall perform the duties of the Chairman of the board, and, when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board. The President may sign certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation a contract which has been approved by the Chairman unless otherwise specified by the Board of Directors.

Section 5 . Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one (1) vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time be prescribed.

Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing and special committees when required. The Secretary shall give, or cause to be given, notice of all such meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

Section 9. Assistant Treasurer. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 11. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

ARTICLE V: CAPITAL STOCK

Section 1. Consideration and Payment. The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. Such consideration may consist of any tangible or intangible property or benefit to the Corporation, payment of which may be made, in whole or in part, in cash, promissory notes, services performed or contracts for services to be performed for the benefit of the Corporation, or other securities of the Corporation. Before the issuance of any shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of any shares relates to whether such shares are validly issued, fully paid and nonassessable. No certificate shall be issued for any shares until such shares are fully paid.

Section 2. Certificates Representing Shares. The shares of the Corporation, when fully paid, shall be evidenced by certificates signed either manually or in facsimile by any two officers of the Corporation and may (but need not) be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall at a minimum state on its face (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Connecticut; (b) the name of the person to whom such certificate is issued; and (c) the number and class of shares which such certificate represents. In case any officer who has signed a share certificate shall have ceased to be such officer before such certificate is issued, such certificate is nevertheless valid. Upon each such certificate shall appear such legends as may be required by law or by any contract or agreement to which the Corporation is a party.

Section 3. Lost Certificates. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board of Directors shall authorize the requested issuance.

Section 4. Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or by the bylaws of the Corporation or any other agreement to which the Corporation is a party.

ARTICLE VI: FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VII: INDEMNIFICATION

Section 1. Indemnity. The Corporation shall indemnify to the maximum extent required or permitted by applicable law, and shall indemnify to the extent permitted (if at all) in accordance with the Certificate of Incorporation, any individual who was, is or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (each, a “proceeding”), including without limitation, a proceeding by or in the right of the Corporation, by reason of the fact that such individual is or was a director of the Corporation, or who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity ("Other Organization"), against liability incurred in such proceeding. For purposes of this Article VII, “liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses (including counsel fees) incurred with respect to a proceeding. The Corporation shall indemnify any individual who was, is or is threatened to be made a defendant or respondent in any proceeding, by reason of the fact that such individual is or was an officer or employee of the Corporation or who, while an officer or employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of an Other Organization, to the same extent that it is permitted or obligated to indemnify a director hereunder. No indemnification shall be permitted hereunder unless mandatory in accordance with applicable law or authorized for a specific proceeding after a determination has been made in accordance with applicable law that indemnification is permissible because the proposed indemnitee has met the relevant standard of conduct to permit such indemnification.

Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any individual so serving the Corporation or at the request of the Corporation against any liability asserted against or incurred by such individual in such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify or advance expenses to such individual against such liability pursuant to law.

Section 3. Legal Representatives. The indemnification and advancement of expenses provided by this Article VII shall to the fullest extent permitted by applicable law as in effect from time to time continue as to an individual who has ceased to be a director, officer or employee and shall inure to the benefit of such individual’s estate and personal representatives.

ARTICLE IX: AMENDMENT OF BYLAWS

Section 1. These Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at any meeting of shareholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors to the extent permitted by law unless (1) the Certificate of Incorporation reserves this power exclusively to the shareholders in whole or part; or (2) the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal such bylaw.